EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into and effective as of January 1, 1998, by and between FIELDS AIRCRAFT SPARES, INC., a Utah corporation ("Fields"), FIELDS AERO MANAGEMENT, INC., a California corporation ("FAM") and FIELDS AIRCRAFT SPARES INCORPORATED, a California corporation ("FASI"), jointly and severally (Fields, FAM and FASI are hereinafter sometimes collectively referred to as the "Company") and ALAN FIELDS (hereinafter "Employee").

                              W I T N E S S E T H:

         In consideration of the mutual covenants and obligations herein set forth, the parties hereto agree as follows:

         1. Engagement; Nature of Duties. Company hereby engages Employee, for the period hereinafter set forth, to serve as and hold the office of Chief Executive Officer of the Company, or another executive office, such as President or Chairman of the Board, and to perform the duties of such office as provided in the Bylaws of the Company. Employee agrees to serve in such capacity and to do and perform the services, acts, or things necessary to carry out the duties of such office, and such other duties, not inconsistent with such office and Employee's position as an executive officer of the Company as Company and Employee may mutually agree. Employee expressly acknowledges and agrees that such additional duties may include, but shall not be limited to, serving as an officer and/or director of any and all subsidiaries of the Company, expressly including, but not limited to, Fields Aircraft Spares Incorporated, a California corporation, the wholly-owned subsidiary of the Company. Employee shall report only to the Board of Directors of the Company. It is expressly agreed and acknowledged that employment as the aforementioned officer was a material inducement to Employee to enter into this Agreement, and notwithstanding any rights the Company may have at law or pursuant to the Bylaws of the Company to remove Employee from or fail to maintain Employee in such office, any such failure or removal shall be deemed a material breach of this Agreement by the Company, unless Employee shall be appointed to another reasonably acceptable executive position, as described above.

         2. Term. The term of employment pursuant to this Agreement shall be for a period commencing the date hereof through and including December 31, 2000, unless sooner terminated in accordance with the provisions hereof. Company and Employee further agree that, unless either party shall give written notice, not less than sixty (60) days prior to the anniversary date of this Agreement, to the other party of its intention not to so extend the term of this Agreement, the term of this Agreement shall be extended, on each anniversary date hereof, for an additional one (1) year period. For example, unless either party shall have given written notice of its intention not to renew not less than sixty (60) days prior to January 1, 1999, the term of this Agreement shall, as of that date, be automatically extended to December 31, 2001.

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

         3. Performance of Duties. Employee shall devote such time and attention to Employee's duties as may be reasonably necessary to perform and carry out such duties. Except for such activities and other business dealings as do not, in the reasonable judgement of Employee, unreasonably interfere with the performance of Employee's duties hereunder, Employee's services shall be exclusive to the Company during the term hereof, and Employee shall not accept any other employment or position, of any nature, without the prior written consent of Company.

                  Employee shall perform his duties hereunder primarily in the Los Angeles, California area, and shall not be required to perform such duties, on a regular basis, at any other location. Employee shall not be required to relocate without his consent.

         4.       Compensation.

                           (a)      Company  shall  pay  to Employee  an  annual
salary in the amount of Two Hundred Forty Thousand Dollars ($240,000) per year, payable in periodic installments in accordance with Company's prevailing policy for compensating personnel, but not less often than semi-monthly. Notwithstanding the foregoing, Employee agrees and acknowledges that this rate of compensation shall commence as of February 1, 1998.

                           (b)      The Board of Directors  of the Company shall
review the annual salary of Employee not less often than once each fiscal year. Company and Employee agree that the foregoing annual salary shall be increased, on each anniversary date of this Agreement, by an amount equal to the increase in the Consumer Price Index (All Urban Consumers) during the prior twelve (12) months; provided, however, that in no event shall such increase be less than five percent (5%). The Board of Directors of the Company may elect, in its sole discretion, and based upon a review of the business and financial performance of the Company, overall industry performance, and other factors, to increase the annual salary by a greater amount.

                           (c)      In addition to the foregoing salary, and any
and all other compensation, profit-sharing participation, benefits, bonuses or other amounts due to or receivable by Employee pursuant to this Agreement or any plan or program maintained by the Company, in the event that the Company has net income, before taxes, for any fiscal year of the Company during the term hereof, Employee shall receive an annual bonus, as of the end of such fiscal year, equal to Three and Three Tenths Percent (3.3%) of such net income before taxes, not to exceed a total of Forty Thousand Dollars ($40,000.00). Such maximum bonus shall be increased, on each anniversary date of this Agreement, by an amount equal to the increase in the Consumer Price Index (All Urban Consumers) during the prior twelve (12) months; provided, however, that in no event shall such increase be less than five percent (5%). Such net income before taxes shall be determined by the independent auditors normally retained by the Company for the preparation of its financial statements, based upon such financial statements. Such bonus shall be paid, if due, not later than ninety (90) days following the end of the fiscal year.

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

                           (d)      In addition to the foregoing  annual  salary
and bonus, the Board of Directors of the Company shall, in its discretion, have the right and power, but not the obligation, to award Employee additional amounts as a bonus for services performed. In addition, Employee shall receive an additional amount equal to one (1) week's salary each year at Christmas, in accordance with the Company's established practice for all employees.

         5. Expense Reimbursement; Automobile. The services required of Employee by this Agreement shall include the responsibility and duty of entertaining business associates and others with whom Company is, desires to be, or may become engaged in business or with whom it seeks, now or in the future, to develop or expand business relationships, or with whom it is otherwise to the benefit of the Company to establish or maintain communications. It may also be necessary for Employee to travel from time to time on behalf of and for the benefit of the Company, or in furtherance of the Company's business. It is Company's belief that the performance of the Employee's duties in such travel and entertainment activities will be productive of the maximum benefits which Company expects to derive from Employee's services. Accordingly, Company shall pay, or if Employee shall have paid, shall reimburse to Employee, any and all expenses incurred by him or for his account in the performance of his duties hereunder, including all expenses for business, entertainment, promotion and travel by Employee, subject only to Employee providing appropriate documentation for such expenses. It is expressly agreed, in connection therewith, that Employee shall be provided or reimbursed for executive-level travel and accommodations.

                  The services required of Employee by this Agreement shall include the responsibility and duty of traveling to various locations on a regular basis by automobile, and Company acknowledges that Employee shall require the use of a suitable automobile for such purposes. Company shall, therefore, obtain and provide to Employee a luxury automobile, such as a Lexus LS400 or comparable automobile, for use by Employee in performing his duties hereunder. The Company shall pay directly, or, if paid by Employee, shall promptly reimburse Employee for, all costs of ownership and operation of such automobile.

         6. Medical and Life Insurance; Pension Benefits. Employee shall have the right to participate in any and all group, life, disability income, health or accident insurance programs applicable to any personnel of Company, and in effect at any time during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such programs. Employee shall also have the right to participate in any and all employee retirement benefits plan or profit-sharing plan which Company maintains for its personnel, and in effect at any time during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such plans. In the event that, as a result of any eligibility restrictions of any such plans or programs, at Employee's option, provide Employee with equivalent benefits to those which would be available to Employee under such plan or program, at the Company's sole cost and expense.

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

         7. Vacation. During each year of the term, Employee shall be entitled to a vacation of not less than four (4) weeks, without deduction of salary. Such vacation shall be taken at such time or times during the applicable year as may be mutually determined by Employee and Company. Any additional vacation period shall be determined by Company consistent with the general customs and practices of the Company applicable to its personnel. In the event that, in any fiscal year, Employee utilizes less than four (4) weeks of vacation, any accrued and unused vacation shall carry over to the following year, and may be used during such year; provided, however, that Employee shall not be permitted to carry over more than four (4) weeks of vacation to any year, and any vacation accrued and unused in excess of four (4) weeks at the end of any fiscal year shall be forfeited. Upon the expiration or termination of this Agreement, for any reason, Employee shall be compensated for all accrued and unused vacation.

         8. Termination. This Agreement may be terminated by Company only for cause. As used herein, "cause" shall mean:

                           (a) Employee's  willful breach  of Employee's  duties
hereunder, which breach remains uncured for thirty (30) days after written notice of such breach to Employee; or

                           (b) Employee's conviction of a felony involving moral
turpitude.

                  In addition, this Agreement shall automatically terminate upon Employee's death or permanent disability. As used herein, "permanent disability" shall mean Employee's complete inability to perform Employee's duties hereunder, as determined by Employee's physician, which inability continues for more than Ninety (90) consecutive days, or for more than One Hundred Twenty (120) days in any one fiscal year.

                  In the event that this Agreement is terminated by the Company for any reason other than for cause as defined above, the Company shall be obligated to pay Employee an amount equal to the greater of (i) two (2) years of annual salary at Employee's then-current rate of compensation, or (ii) annual salary at Employee's then-current rate for the then remaining term of this Agreement, as severance. In connection therewith, the Company expressly agrees and acknowledges that Employee shall have no duty or obligation to seek or accept other employment, or otherwise mitigate Employee's damages resulting from such termination. The Company further agrees and acknowledges that, in the event Employee does obtain other employment following the Company's termination of this Agreement, the Company shall not be entitled to any set off or reduction in the amounts payable to Employee hereunder as a result of any compensation paid to Employee with respect to such new employment.

                  In the event of any termination of this Agreement due to the death of Employee, the Company shall pay to Employee's estate an amount equal to one (1) year of annual salary at Employee's then-current rate of compensation, as a death benefit. In the event of any termination of this Agreement due to the

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

permanent disability of Employee, the Company shall pay to Employee an amount equal to one (1) year of annual salary at Employee's then-current rate of compensation, less the amount of any disability income benefits actually paid during such year pursuant to any Company-maintained disability income policy.

         9.  Indemnification.  The  Company  shall  indemnify,  defend  and hold
Employee harmless from and against any and all claims, demands, suits, obligations, liabilities, actions, losses, costs, expenses, fines or penalties which may now or hereafter be pending, threatened or commenced against or incurred by Employee relating to or in any way resulting from Employee's performance of his duties hereunder, or any action or failure to act of Employee in connection with such duties. Employee's rights under this Section 9 shall be in addition to, and not in lieu of, any and all other rights of Employee under applicable law or any agreement with the Company regarding indemnification.

         10. Notices. Any and all notices which are required or permitted to be given by any party to any the other party hereunder shall be given in writing, sent by registered or certified mail, electronic communications (including telegram or facsimile) followed by a confirmation letter sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or messenger service, with the charges therefor prepaid, addressed to such party as follows:

                  (a)      Notices to the Employee:

                           Alan Fields
                           690 Los Angeles Ave, #310
                           Simi Valley, CA 93065


                  (b)      Notices to the Company:

                           Fields Aircraft Spares, Inc.
                           2251-A Ward Avenue
                           Simi Valley, CA 93005
                           Attn: Lawrence Troyna

or to such other address as the parties shall from time to time give notice of in accordance with this Section. Notices sent in accordance with this Section shall be deemed effective on the date of dispatch, and an affidavit of mailing or dispatch, executed under penalty of perjury, shall be deemed presumptive evidence of the date of dispatch.

         11. Entire Agreement and Modifications. This Agreement, including the exhibits hereto and the agreements expressly referred to herein, constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

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

There are no warranties, representations or other agreements between the parties, in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound.

         12. Waivers. No term, condition or provision of this Agreement may be waived except by an express written instrument to such effect signed by the party to whom the benefit of such term, condition or provision runs. No such waiver of any term, condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or privilege under any term, condition or provision of this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         13. Survival of Agreement Provisions. All terms, conditions, provisions, covenants, agreements, representations and warranties made herein shall survive the performance by the parties hereto of their obligations hereunder, and the termination or expiration of this Agreement.

         14. Severability. In the event any one or more of the terms, conditions or provisions contained in this Agreement should be found in a final award or judgement rendered by any court or arbitrator or panel of arbitrators of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such term, condition or provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein, provided that such interpretation and construction is consistent with the intent of the parties as expressed in this Agreement.

         15. Headings. The headings of the Articles and Sections contained in this Agreement are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to affect the meaning, interpretation or applicability of this Agreement or any term, condition or provision hereof.

         16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

         17. Attorneys' Fees. In the event that any party to this Agreement shall commence any suit, action, arbitration or other proceeding to interpret

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

this Agreement, or determine or enforce any right or obligation created hereby, including but not limited to any action for rescission of this Agreement or for a determination that this Agreement is void or ineffective ab initio, the prevailing party in such action shall recover such party's costs and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any. Any court, arbitrator or panel of arbitrators shall, in entering any judgement or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgement or award such party's costs and expenses as provided in this Section 17.

         18. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any or all of such counterparts may be executed within or outside the state of California. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and no party shall be required to produce an original or all of such counterparts in making such proof.

         19. Covenant of Further Assurances. All parties to this Agreement shall, upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to carry out any of the terms, conditions and provisions hereof or to carry out the intent of this Agreement.

         20. Remedies Cumulative. Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy.

         21. Binding Effect. Subject to the restrictions in Section 27 hereof respecting assignments, this Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

         22. Compliance with Laws. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is a conflict between any term, condition or provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the term, condition or provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law, provided that such construction is consistent with the intent of the parties as expressed in this Agreement.

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

         23. Gender. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates.

         24. No Third Party Benefit. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.

         25. Construction; Representation by Counsel. The parties hereby represent that they have each been advised by independent counsel with respect to their rights and obligations hereunder. This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

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

         26. Assignment. Neither party may assign this Agreement, or any rights hereunder, without the prior express consent of the other party.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                     "Company"

                                     FIELDS AIRCRAFT SPARES, INC.,
                                     a Utah corporation



                                     By: /s/ Lawrence J. Troyna
                                        ------------------------------
                                        Its: Chief Financial Officer


                                     FIELDS AERO MANAGEMENT, INC.,
                                     a California corporation



                                     By: /s/ Lawrence J. Troyna
                                        ------------------------------
                                        Its: Chief Financial Officer


                                     FIELDS AIRCRAFT SPARES INCORPORATED,
                                     a California corporation



                                     By: /s/ Lawrence J. Troyna
                                        ------------------------------
                                        Its: Chief Financial Officer


                                     "Employee"


                                      /s/ Alan Fields
                                      ----------------------
                                       ALAN FIELDS


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